AMERICAN
                                                            ECO CORPORATION


          NEWS RELEASE
          AMERICAN ECO CORPORATION 11011 Jones Road, Houston, Texas 77070 [NASDAQ SYMBOL: ECGOF/TSE SYMBOL: ECX/CBOE SYMBOL: EOQ/BERLIN
          SYMBOL: AEOGR]

          FOR IMMEDIATE RELEASE MONDAY, MARCH 23, 1998
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                     AMERICAN ECO WITHDRAWS LETTER OF INTENT FOR
                             DOMINION BRIDGE ACQUISITION


          HOUSTON, Texas - AMERICAN ECO CORPORATION announced that it has withdrawn the Letter of Intent of February 20th, 1998, for the acquisition of Dominion Bridge and has presently terminated negotiations for any further transactions. American Eco stated that due to complexities of the transaction and the time constraints for its completion, the remaining proposed transactions cannot be consummated.

          MICHAEL E. MCGINNIS, CHAIRMAN, PRESIDENT & CEO of American Eco, stated, "American Eco will not resume discussions with other acquisition candidates that had been put on hold during the negotiations with Dominion Bridge."

          American Eco currently owns 4.6% of Dominion Bridge, and is represented on the Dominion Bridge Board by Michael E. McGinnis.

          AMERICAN ECO is a leading North American provider of SINGLE-SOURCE construction, management, maintenance, specialty fabrication, engineering and environmental remediation services in the refining, petrochemical, utility, forest products and offshore manufacturing industries.

                                  -30-

          For additional information call:
          David Norris                       Cindy Jackson
          Senior Vice-President & COO        Director of Investor Relations
          Houston, Texas                     Houston, Texas
          (888) 774-3246                     (888) 774-3246
          WWW.AMERICANECO.COM
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          AMERICAN ECO CORPORATION o 154 University Avenue, Suite 200,
          Toronto, Ontario, Canada M5H 3Y9 (416) 340-2727 (FAX) 340-2457